UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2005

Answerthink, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-24343	65-0750100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (305) 375-8005

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2005, Answerthink, Inc. (“Answerthink”), The Hackett Group, Inc., a wholly-owned subsidiary of Answerthink (“Hackett”), and Lawson Software, Inc. (“Lawson”) jointly announced that Hackett and Lawson entered into an Advisory Alliance Agreement (the “Agreement”). A copy of the joint press release is filed as Exhibit 99.1 hereto.

The Agreement identifies joint programs in which Hackett will provide Lawson and its clients and prospects with, among other things, access to Hackett benchmarking tools, best practices research and business advisory services in exchange for the payment of specified program fees. The term of the Agreement commences on May 9, 2005 and continues until May 31, 2008 unless terminated earlier in accordance with the provisions of the Agreement. Lawson and Hackett have the option to extend the terms of the programs upon mutual written agreement, and Lawson has the right of first offer to continue one of the programs at the end of the term of the Agreement at a commercially reasonable rate. Hackett has agreed to provide certain exclusivity rights to Lawson in connection with certain of its programs if the following minimum program sales fees are received by Hackett: months 1 through 15- $2,675,000; months 16 through 24-$4,500,000; and months 25 through 36-$7,000,000. None of the foregoing program sales minimums represent guaranteed payments, however, $2,050,000 is contractually committed to be paid by Lawson in months 1 through 15, subject to Hackett’s satisfaction of the terms of the Agreement. Hackett agreed that it and its business partners will not enter into an agreement with certain of Lawson’s competitors with respect to some of its services and products, subject to Lawson making scheduled payments to Hackett and making the aforementioned specified minimum program sales payment. Under the Agreement, Lawson will pay Hackett fixed program fees, for certain programs, and a per unit price based on the number of units sold with respect to these Hackett programs.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Lawson Software and The Hackett Group Advisory Alliance Agreement, dated May 9, 2005.

99.1	Press Release of Answerthink, Inc., dated May 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERTHINK, INC.
(Registrant)

Date: May 13, 2005	By:	/s/ Frank A. Zomerfeld
Frank A. Zomerfeld General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Lawson Software and The Hackett Group Advisory Alliance Agreement, dated May 9, 2005.

99.1	Press Release of Answerthink, Inc., dated May 9, 2005.